UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 1, 2023

GE HEALTHCARE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware			001-41528	88-2515116
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street	Chicago,	IL		60661
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (833) 735-1139

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Talent, Culture, and Compensation Committee (“Committee”) of the Board of Directors of GE HealthCare Technologies Inc. (“Company,” “we,” or “our”) made annual awards for 2023, including to the Company's executive officers, on March 1, 2023 ("Grant Date"). The awards were made under the Company’s 2023 Long-Term Incentive Plan for our executive officers and other leaders of the Company, including our chief executive officer ("CEO") and our named executive officers (“NEOs”).

The awards to our CEO and NEOs are comprised of three components. Performance stock units (“PSUs”) are tied to preset financial goals, and may be modified by our total shareholder return performance relative to our peer group. These awards vest following a three-year performance period if the grantee remains employed on the vesting date, and they are eligible to vest between 0% to 200% of the target PSUs granted. This component ties our executives' interests to shareholder value through Company and stock price performance over the performance period. The other two components are restricted stock units (“RSUs”) and stock options (“Options”), both of which vest in substantially equal increments over three and one-half years, with 33% vesting on the 18-month anniversary of the Grant Date, 33% vesting on the 30-month anniversary of the Grant Date, and 34% vesting on the 42-month anniversary of the Grant Date if the grantee remains employed on the vesting dates. These components tie our executives' interests to shareholder value through the performance of our stock.

Limited exceptions apply for terminations due to death, disability, retirement, or a transfer to a successor employer. Unvested PSUs, RSUs, and Options will be forfeited in the event of any other termination of employment. Vested Options are exercisable after termination of employment until the earlier of ninety (90) days following termination of employment or the Option expiration date (other than a termination due to death or disability, in which case vested Options are exercisable until the Option expiration date). Vested Options will be forfeited in the event of termination for cause.

The awards were based on the Company’s stock price at market close on the Grant Date. Specifically, the 2023 awards made to the CEO and NEOs were as follows:

Executive	Number of RSUs	Number of Options	Number of PSUs
Peter J. Arduini	39,425	109,994	70,683
Helmut Zodl	9,960	27,788	17,856
Jan Makela	9,130	25,472	16,368

The Committee approved the use of the forms of award both for annual awards under the Company’s compensation program and for off-cycle awards, with such changes as may be approved by the Committee, or by the Company’s CEO under a delegation from the Committee for employees who are not within the Committee’s purview.

These descriptions of the terms of the GE HealthCare Restricted Stock Unit Grant Agreement, the GE HealthCare Stock Option Grant Agreement, and the GE HealthCare Performance Stock Unit Grant Agreement set forth under this Item 5.02, including the addendum to each of these agreements, are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	GE HealthCare Restricted Stock Unit Grant Agreement.
10.2	GE HealthCare Stock Option Grant Agreement.
10.3	GE HealthCare Performance Stock Unit Grant Agreement.
10.4	Global Addendum (incorporated by reference to Exhibit 10.3 to the GE HealthCare Current Report on Form 8-K filed with the SEC on February 3, 2023).
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE HealthCare Technologies Inc.
(Registrant)

Date: March 3, 2023	/s/ Frank R. Jimenez
Frank R. Jimenez, General Counsel and Corporate Secretary (authorized signatory)